Exhibit 10.33

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDMENT THREE

TO

THE MASTER AGREEMENT CW232350

This Amendment Three (“Amendment”) to Master Services Agreement dated January 4, 2008 by JPMorgan Chase Bank, N.A. (“JPMC”) and CompoSecure LLC (“Supplier”) (“Master Agreement”) is made and entered into as of Last Signature Date (“Amendment Effective Date”) by JPMC, and Supplier.

WHEREAS, JPMC and Supplier have entered into the Master Agreement, and

WHEREAS, JPMC and Supplier now wish to amend the Master Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the promises, terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

Amendments:

1.       Amendment to Section 4.2 – Payments: Section 4.2 entitled Payments is hereby added with the language as follows:

“JPMC directs Supplier to send all final invoices to its designated payment administrator, High Road Advisory Group (“High Road”) for final processing and payment, solely for JPMC’s convenience. JPMC represents that it will cause High Road to pay Supplier in accordance with the payment terms in the Agreement. If High Road fails to do so, JPMC guarantees all payment obligations and agrees to make payment to Supplier for any overdue amounts immediately upon request. All pre-invoice administration shall continue between Supplier and JPMC. Upon approval of a final invoice by JPMC, High Road will be authorized by JPMC to include the approved invoice into the Ariba system for processing. The addition of High Road as an administrator shall in no event extend the payment terms or period contained in the Agreement. Payment of final invoices by High Road to Supplier shall be reduced by an amount equal to [***] from execution of this Amendment, of the final invoiced amount, provided, however, such discount shall not apply to any amounts for postage, freight and taxes.”

2.       Except as expressly amended herein, the Agreement remains in full force and effect.

3.       Terms not defined herein shall be as defined in the Agreement.

4.       By executing this Amendment, the parties hereto ratify and confirm the terms of the Agreement, as modified by the terms of this Amendment.

5.       This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

6.       If there shall be any conflict in the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding.

7.       All references in the Agreement in and/or to “this Agreement” and words of a like nature shall be deemed to refer to the Agreement, as amended and supplemented by this Amendment.

IN WITNESS WHEREOF, JPMC and Supplier have caused duly authorized representatives of their respective companies to execute this Amendment as of the Amendment Effective Date.

JPMORGAN CHASE BANK, NATIONAL		COMPOSECURE LLC
ASSOCIATION

By:	/s/ Nicholas J. Hamulak	By:	/s/ Jonathan Wilk
Name:	Nicholas J. Hamulak	Name:	Jonathan Wilk
Title:	Vice President	Title:	CEO
Date:	10/7/19	Date:	10/7/19